EXHIBIT 3.2
AMERICAN HEALTHCARE REIT, INC.

ARTICLES OF AMENDMENT (PAR VALUE DECREASE)

American Healthcare REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to decrease the par value of the shares of Class T Common Stock and Class I Common Stock of the Corporation (collectively, the “Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined below) from $0.04 par value per share to $0.01 par value per share and, thereby, reduce the aggregate par value of all authorized shares of Common Stock to $10,000,000.00 and reduce the aggregate par value of all authorized shares of stock of the Corporation to $12,000,000.00.

SECOND: The amendment to the Charter as set forth above has been approved by at least a majority of the entire Board of Directors and the amendment is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective at 12:01 p.m. Eastern Time, on November 15, 2022 (the Effective Time”).

FIFTH: The undersigned acknowledges the foregoing Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Assistant General Counsel and Secretary on this 15th day of November, 2022.

ATTEST:	AMERICAN HEALTHCARE REIT, INC.

/s/ Cora Lo	By:	/s/ Danny Prosky
Name: Cora Lo		Name: Danny Prosky
Title: Assistant General Counsel and Secretary		Title: Chief Executive Officer and President